UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Autoliv, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth in Item 8.01 hereof is incorporated by reference in this Item 5.02.

Item 8.01	Other Events.

On April 3, 2014 Autoliv, Inc. (the “Corporation”) issued a press release announcing that Mr. Lars Nyberg, director and Chairman of the Board of Directors of the Corporation (the “Board”), informed the Board that he will withdraw his name from nomination for re-election to the Board at the Corporation’s 2014 Annual Meeting of Stockholders on May 6, 2014 (the “Meeting”). In connection with his withdrawal from nomination, Mr. Nyberg also informed the Board that he will resign as Chairman of the Board, effective immediately. Mr. Nyberg will continue to serve on the Board as a director through the end of the voting at the Meeting. In informing the Board of his decision, Mr. Nyberg indicated that he did not want the ongoing investigations relating to his former employment with TeliaSonera to distract from the Corporation’s continued success. The Board has appointed Mr. Jan Carlson, a current director and the President and Chief Executive Officer of the Corporation, as Interim Chairman of the Board, effective immediately. The Board is working through a process regarding the decision of Chairman of the Board and is likely to make an announcement before, or in connection with, the Annual Meeting of Stockholders to be held on May 6, 2014. If the Board should decide to appoint Mr. Carlson as the Chairman of the Board, the Board would also appoint an independent lead director.

At this time, the Board is not nominating a replacement director for election at the Meeting and will reduce the size of the Board to seven members immediately following the Meeting. Other than Mr. Nyberg, the nominees named in the 2014 Proxy Statement will stand for election at the Meeting. Notwithstanding Mr. Nyberg’s withdrawal, the form of proxy card included in the Company’s definitive proxy materials remains valid. However, any votes that are or have been submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining two nominees, as named in the 2014 Proxy Statement, and any votes that are or have been submitted with instruction to vote for Mr. Nyberg will be disregarded.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	EXHIBITS

99.1	Press Release of Autoliv, Inc. dated April 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Interim Vice President – Legal Affairs
General Counsel and Secretary

Date: April 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated April 3, 2014.

Exhibit 99.1

P R E S S R E L E A S E

Autoliv Appoints Interim Chairman of the Board of Directors

(Stockholm, April 3, 2014) – – – Autoliv, Inc. announced today that Mr. Lars Nyberg, Chairman of the Autoliv Board of Directors (the “Board”), has informed the Board that he wishes to withdraw his name as a nominee for re-election to the Board at the 2014 Annual Meeting of Stockholders. In connection with his withdrawal from nomination, Mr. Nyberg also informed the Board that he would resign as Chairman of the Board, effective immediately.

The Board has appointed Mr. Jan Carlson, a current director and the President and Chief Executive Officer of Autoliv, as Interim Chairman of the Board, effective immediately. The Board is working through a process regarding the decision of Chairman of the Board and is likely to make an announcement before, or in connection with, the Annual Meeting of Stockholders to be held on May 6, 2014. If the Board should decide to appoint Mr. Carlson as the Chairman of the Board, the Board would also appoint an independent lead director.

Mr. Nyberg will continue to serve on the Board as a director until the 2014 Annual Meeting of Stockholders. Mr. Nyberg believes that continuing to serve as Chairman would be inappropriate in light of his decision to not stand for re-election. Mr. Nyberg’s decision to withdraw as a nominee for re-election to the Board and resign as Chairman was not the result of any disagreements with Autoliv. In informing the Board of his decision, Mr. Nyberg indicated that he did not want the ongoing investigations relating to his former employment with TeliaSonera to distract from Autoliv’s continued success.

At this time, the Board is not nominating a replacement director for election at the 2014 Annual Meeting of Stockholders and will reduce the size of the Board to seven members effective as of the 2014 Annual Meeting. The Board expressed its continued confidence in Autoliv’s management and strategy.

Mr. Nyberg first joined Autoliv as a director in October 2004 and has served as Chairman since December 2011. “The Board and I want to thank Mr. Nyberg for his more than nine years of service to our Company. He has been an outstanding director and leader and his presence on our Board will be missed,” said Autoliv’s President and Chief Executive Officer Jan Carlson.

Inquiries:

Thomas Jönsson, VP Communications, Autoliv	Tel +46-8-587 20 600

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 23, Fax +46 (8) 411 70 25	Tel +1 (248) 475-0427, Fax +1 (801) 625-6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

P R E S S R E L E A S E

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with over 56,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2013 amounted to US $8.8 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 23, Fax +46 (8) 411 70 25	Tel +1 (248) 475-0427, Fax +1 (801) 625-6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com